Exhibit 99.2


                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                         Quarterly Report to Noteholders
                               September 30, 2001

I. Management's Discussion and Analysis

Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. Aircraft
Finance Trust (AFT) assumes no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

Background and General

On May 5, 1999, AFT issued $1,209 million of Asset Backed Notes (the "Initial Notes"). The Initial Notes were issued in five classes; Class A-1, Class A-2, Class B, Class C and Class D. The Initial Notes were issued simultaneously with the execution of an agreement for the sale of the beneficial interest of AFT for $39 million and an agreement to acquire 36 commercial jet aircraft for $1,196 million. On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new notes (the "Exchange Notes") in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D Notes remain unchanged. $3 million of the Class A-2 Initial Notes was not tendered in the exchange offer and remain outstanding.

AFT is a special purpose entity, which owns aircraft subject to operating leases. AFT's business consists of aircraft leasing activities. AFT may also engage in acquisitions of additional aircraft and sales of aircraft. Any acquisitions of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies that they will not lower, qualify or withdraw their ratings on the outstanding Notes as a result. AFT's aggregate cash flows from such activities will be used to service the interest and principal on the outstanding Notes and to make distributions of remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by AFT.

AFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the outstanding Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen liabilities. The indenture governing the Notes requires that AFT maintain a cash reserve balance on deposit in a collections account and permits AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.

Interest incurred by AFT on the Notes and the rental income received by AFT under operating leases are based on combinations of variable and fixed measures of interest rates. AFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. AFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. AFT utilizes interest rate swaps that shift the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by AFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

As of September 30, 2001, AFT was a party to seven interest rate swap agreements. Four were entered into on May 5, 1999 and three on July 15, 2000. The total aggregate gross notional principal amount of these interest rate swaps is $865 million at September 30, 2001. Under the agreements, AFT will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay AFT a rate of interest on the notional amount based on LIBOR. The one-month LIBOR rate with respect to the Swaps (and the Notes) was 3.49% and 6.71% as of September 30, 2001 and December 31, 2000, respectively. On September 30, 2001, the fair value of these interest rate swaps was approximately ($37.7) million compared to $1.7 million on December 31, 2000. Due to the potential volatility of LIBOR, the fair value of AFT's interest rate swap agreements are also subject to volatility. The change in fair value of the seven interest rate swaps was due to changes in market interest rates.

Additional financial information regarding AFT, including AFT's annual and quarterly reports on Forms 10-K and 10-Q, respectively, have been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The indenture governing the Notes and other governing documents impose restrictions on how AFT operates its business. These restrictions may limit the ability to compete effectively in the aircraft leasing market under certain circumstances. For example, there are concentration limits contained in the indenture that restrict AFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. Most of AFT's competitors do not operate under such restrictions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of September 30, 2001.


Recent Developments

The Aircraft and Lessees

     On September 11, 2001, terrorists hijacked and crashed four United States commercial aircraft, with attendant significant loss of life, property damage and economic disruption. Two of the four aircraft crashed into and caused the World Trade Center towers to collapse, and a third crashed into and caused significant damage to the Pentagon in Washington, D.C. As a result, air travel in the United States was suspended for several days, restrictions have been placed on United States air travel, airline costs such as aircraft insurance and aircraft security have increased and passenger demand for air travel has significantly declined. Consequently, AFT's lessees are likely to incur higher costs and lower revenues, which would adversely impact their financial position. Any additional terrorist attacks, the current anti-terrorist activity in

Afghanistan and throughout the world and any military or economic responses by the United States may further increase airline costs and cause further declines in air travel demand.

     These events may also affect the ability of airlines to obtain insurance or otherwise comply with terms of their leases. The unavailability of insurance or other non-compliance with lease terms could result in aircraft groundings. Any such actions may further impair a lessee's financial condition and ability to pay rent. Accordingly, these conditions, particularly should they continue, may impair the ability of AFT to re-lease aircraft on a timely basis and at favorable rates and may reduce the value of the aircraft for possible sale. These factors may have an adverse effect on the amount and timing of payments that will be made by AFT on the notes.

     In January 2001, a B737-300 aircraft formerly leased by a lessee based in Ireland was returned early. In March 2001, AFT delivered this aircraft to a lessee based in Switzerland for a short-term lease ending October 31, 2001. In September 2001, AFT signed a contract with a lessee based in the United States for a three-year lease of this aircraft beginning December 15, 2001. This aircraft represents approximately 2.4% of the aggregate appraised value at December 31, 2000.

     On January 10, 2001, Trans World Airlines, Inc. ("TWA"), one of AFT's lessees, filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). TWA leases one aircraft from AFT, which represents 4.9% of the aircraft by aggregate appraised value as of December 31, 2000. By order of Judge Peter J. Walsh dated March 12, 2001, the Bankruptcy Court authorized American Airlines, Inc.'s ("American") bid, submitted on February 28, 2001, to sell substantially all of TWA's assets to American. As of March 12, 2001, AFT has entered into a new agreement with American with respect to the TWA lease. The new lease term has an expiration date of September 22, 2002. At September 30, 2001, TWA was current in its payments, which are due in arrears.

     In June 2001, AFT signed a contract with a lessee based in the Ukraine for a five-year lease of one B737-300 aircraft, which will be returned from British Midland in March 2002. This aircraft represents approximately 2.5% of the aggregate appraised value at December 31, 2000.

     City Bird Belgium has filed for bankruptcy in a Brussels Commercial Court and has been in bankruptcy protection since July 2001. AFT's B737-400 aircraft formerly leased to City Bird France, a subsidiary of and guaranteed by City Bird Belgium, was repossessed on October 17, 2001. This aircraft, which represents 2.7% of the aggregate appraised value at December 31, 2000, has been off-lease as of October 17, 2001.

     In October 2001, AFT issued notices of default to a lessee based in Brazil after this lessee failed to make payments to AFT including payments due under a restructuring of lease payment terms. This lessee leases one B737-300 aircraft and two B767-200ER aircraft, which represent a total of 8.0% of the aggregate appraised value at December 31, 2000.

     In November 2001, Canada 3000 (Royal Aviation) filed for bankruptcy protection in Canada. Royal Aviation leases one A310-300 aircraft, which represents 2.6% of the aggregate appraised value at December 31, 2000.

Other Developments

     Under the terms of the indenture, AFT is required to obtain annual appraisals of its aircraft. In February 2001, AFT received appraisals of the adjusted base values of the aircraft as of December 31, 2000 from three independent appraisers that are members of the International Society of Transport Aircraft Trading, as required by the indenture. The aggregate of the average of the three appraisals (the current appraised value) of the aircraft at December 31, 2000 was $1,177.4 million. Such average is below the assumed portfolio values set forth in the indenture relating to the notes for certain months in 2001. This reduction in the appraised value of the portfolio resulted in increased scheduled principal payments to the Class A Notes.

     As of September 30, 2001, there were three former lessees, which had defaulted. With respect to these lessees, all four related aircraft have been returned early. The total amount of rent and maintenance reserve payments outstanding under the leases for the four aircraft from these three lessees amounted to approximately $5.6 million at September 30, 2001. One of these lessees, based in Brazil, owed approximately $1.0 million at September 30, 2001 for outstanding maintenance reserve payments, after the application of a $1.0 million cash security deposit. The second lessee, based in the United States, owed approximately $1.0 million at September 30, 2001 for outstanding maintenance reserve payments after the application of $1.1 million of cash security deposits and a letter of credit. The third lessee, based in Turkey, owed approximately $3.6 million at September 30, 2001 for outstanding rent and maintenance reserve payments after the application of $1.1 million of cash security deposits and letters of credit.

     As of September 30, 2001, AFT has repaid principal on the Notes of $128.1 million, as compared to $105.2 million based on revenue and expense assumptions found in the Offering Memorandum dated April 21, 1999. For a more detailed analysis of AFT's performance compared to the assumptions in the Offering Memorandum, see the unaudited "Actual Cash Flows versus Assumed Case".

     The beneficial interests in AFT were originally purchased by UniCapital AFT-I, Inc. (51%) and UniCapital AFT-II, Inc. (49%), each of which were wholly-owned indirect subsidiaries of UniCapital Air Group, Inc., a wholly-owned subsidiary of UniCapital Coporation ("UniCapital"). During 1999, 2000, and the period ended September 30, 2001, UniCapital sold all of its ownership of AFT-I, Inc., and AFT-I, Inc. and AFT-II, Inc. sold certain of their beneficial interests in AFT to financial services companies. In addition, during the three months ended March 31, 2001, AFT-II, Inc. transferred certain of its remaining interests to AFT-III, Inc., a wholly-owned indirect subsidiary of UniCapital. On August 9, 2001, AFT-III, Inc. transferred certain of its remaining interests in AFT to one of the financial services companies. As of September 30, 2001, financial services companies owned 71.0% of AFT, AFT-II, Inc. owned 1.6% of AFT and AFT-III, Inc. owned 27.4% of AFT. On December 11, 2000, UniCapital and the entity that directly owns AFT-II, Inc. and AFT-III, Inc. filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.
S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). As of September 30, 2001, UniCapital and such owner of AFT-II, Inc. and AFT III, Inc. were still operating as debtors in possession under the jurisdiction of the Bankruptcy Court.

II. Analysis of Activity in the Collection Account and Comparison of Actual versus Expected Payment Results

AFT makes monthly payments on the Notes on the 15th of each month, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. For the purposes of this report, the unaudited "Three Month Period" comprises information from the three Monthly Reports to Noteholders through September 17, 2001 and the unaudited "Cumulative to Date", comprises information from all of the Monthly Reports to Noteholders since the Closing Date, May 5, 1999, through September 17, 2001. This data has been prepared by management and was not subject to a review or examination by the external auditors.

The April 21, 1999 Offering Memorandum (the "Offering Memorandum") contains assumptions in respect of AFT's future cash flows and expenses (the "Assumed Case"). The following reports contain an analysis of the actual cash flows versus the Assumed Case for the Three Month Period and Cumulative to Date.

                                                        Aircraft Finance Trust
                                                   Asset Backed Notes, Series 1999-1
                                                 Actual Cash Flows versus Assumed Case
                                       Three Month Period - June 16, 2001 to September 17, 2001
                                                              (unaudited)

                                   Three Month Period ended September 17, 2001              As % of Assumed Gross Lease Revenue
                                   -------------------------------------------              -----------------------------------
                                    Actual        Assumed         Variance                   Actual       Assumed      Variance
                                    ------        -------         --------                   ------       -------      --------
CASH COLLECTIONS
Lease rentals                       34,072,617     34,072,617                0                  100.00%      100.00%        0.00%
- Renegotiated leases                (131,676)              0        (131,676)                   -0.39%        0.00%       -0.39%
- Rental resets                    (1,575,522)              0      (1,575,522)                   -4.62%        0.00%       -4.62%
                                 ----------------------------------------------          -----------------------------------------
Contracted lease rentals            32,365,419     34,072,617      (1,707,198)                   94.99%      100.00%       -5.01%

Movement in current arrears        (1,586,760)              0      (1,586,760)                   -4.66%        0.00%       -4.66%
balance
Less net stress related costs
- Bad debts                                  0      (341,659)          341,659                    0.00%       -1.00%        1.00%
- AOG                                        0    (1,024,978)        1,024,978                    0.00%       -3.01%        3.01%
- Other leasing income                  77,448              0           77,448                    0.23%        0.00%        0.23%
                                 ----------------------------------------------          -----------------------------------------
Sub-total                          (1,509,312)    (1,366,637)        (142,675)                   -4.43%       -4.01%       -0.42%

Net lease revenues                  30,856,107     32,705,980      (1,849,873)                   90.56%       95.99%       -5.43%
                                 ----------------------------------------------          -----------------------------------------

Investment income                      815,939        748,463           67,476                    2.39%        2.20%        0.20%

Maintenance receipts                 5,391,486                       5,391,486                   15.82%                    15.82%
Maintenance disbursements          (1,593,941)                     (1,593,941)                   -4.68%                    -4.68%
                                 ----------------------------------------------          -----------------------------------------
Net maintenance                      3,797,545              0        3,797,545                   11.15%        0.00%       11.15%

                                 ----------------------------------------------          -----------------------------------------
          Total cash collections    35,469,591     33,454,443        2,015,148                  104.10%       98.19%        5.91%
                                 ----------------------------------------------          -----------------------------------------

CASH EXPENSES
Aircraft operating expenses          (264,194)    (1,366,638)        1,102,444                   -0.78%       -4.01%        3.24%

SG&A expenses
Aircraft servicer fees             (1,087,888)    (1,116,120)           28,232                   -3.19%       -3.28%        0.08%
Other                                (686,389)      (525,000)        (161,389)                   -2.01%       -1.54%       -0.47%
                                 ----------------------------------------------          -----------------------------------------
Sub-total                          (1,774,277)    (1,641,120)        (133,157)                   -5.21%       -4.82%       -0.39%

                                 ----------------------------------------------          -----------------------------------------
          Total cash expenses      (2,038,471)    (3,007,758)          969,287                   -5.98%       -8.83%        2.84%
                                 ----------------------------------------------          -----------------------------------------

NET CASH COLLECTIONS
Total cash collections              35,469,591     33,454,443        2,015,148                  104.10%       98.19%        5.91%
Total cash expenses                (2,038,471)    (3,007,758)          969,287                   -5.98%       -8.83%        2.84%
Movement in expense account        (1,643,494)              0      (1,643,494)                   -4.82%        0.00%       -4.82%
Interest payments                 (14,416,371)   (17,123,566)        2,707,195                  -42.31%      -50.26%        7.95%
Swap receipts (payments)           (4,038,336)    (1,208,775)      (2,829,561)                  -11.85%       -3.55%       -8.30%

                                 ----------------------------------------------          -----------------------------------------
          Total                     13,332,919     12,114,344        1,218,575                   39.13%       35.55%        3.58%
                                 ----------------------------------------------          -----------------------------------------

Principal payments
A1                                           0              0                0                    0.00%        0.00%        0.00%
A2                                (12,745,989)   (11,544,607)      (1,201,382)                  -37.41%      -33.88%       -3.53%
B                                    (586,930)      (569,737)         (17,193)                   -1.72%       -1.67%       -0.05%
C                                            0              0                0                    0.00%        0.00%        0.00%
D                                            0              0                0                    0.00%        0.00%        0.00%
                                 ----------------------------------------------          -----------------------------------------
          Total                   (13,332,919)   (12,114,344)      (1,218,575)                  -39.13%      -35.55%       -3.58%
                                 ----------------------------------------------          -----------------------------------------

                                        6


                                                        Aircraft Finance Trust
                                                   Asset Backed Notes, Series 1999-1
                                                 Actual Cash Flows versus Assumed Case
                                        Cumulative to Date - May 5, 1999 to September 17, 2001
                                                              (unaudited)

                                             Cumulative to Date                     As % of Assumed Gross Lease Revenue
                                             ------------------                     -----------------------------------
                                   Actual         Assumed         Variance           Actual        Assumed      Variance
                                   ------         -------         --------           ------        -------      --------
CASH COLLECTIONS
Lease rentals                     318,446,576     318,446,576                0          100.00%       100.00%        0.00%
- Renegotiated leases               (666,887)               0        (666,887)           -0.21%         0.00%       -0.21%
- Rental resets                   (6,352,795)               0      (6,352,795)           -1.99%         0.00%       -1.99%
- Excess rents at closing           5,924,523               0        5,924,523            1.86%         0.00%        1.86%
                               ------------------------------------------------   -----------------------------------------
Contracted lease rentals          317,351,417     318,446,576      (1,095,159)           99.66%       100.00%       -0.34%

Movement in current arrears       (2,895,259)               0      (2,895,259)           -0.91%         0.00%       -0.91%
balance
Less net stress related costs
- Bad debts                       (2,173,418)     (3,193,188)        1,019,770           -0.68%        -1.00%        0.32%
- AOG                             (2,711,726)     (9,579,563)        6,867,837           -0.85%        -3.01%        2.16%
- Other leasing income                682,548               0          682,548            0.21%         0.00%        0.21%
                               ------------------------------------------------   -----------------------------------------
Sub-total                         (7,097,855)    (12,772,751)        5,674,896           -2.23%        -4.01%        1.78%

Net lease revenues                310,253,562     305,673,825        4,579,737           97.43%        95.99%        1.44%
                               ------------------------------------------------   -----------------------------------------

Investment income                  10,857,396       7,024,829        3,832,567            3.41%         2.21%        1.20%

Maintenance receipts               45,336,180                       45,336,180           14.24%                     14.24%
Maintenance disbursements        (20,719,538)                     (20,719,538)           -6.51%                     -6.51%
                               ------------------------------------------------   -----------------------------------------
Net maintenance                    24,616,642               0       24,616,642            7.73%         0.00%        7.73%

                               ------------------------------------------------   -----------------------------------------
          Total cash collections  345,727,600     312,698,654       33,028,946          108.57%        98.20%       10.37%
                               ------------------------------------------------   -----------------------------------------

CASH EXPENSES
Aircraft operating expenses       (8,883,801)    (12,772,751)        3,888,950           -2.79%        -4.01%        1.22%

SG&A expenses
Aircraft servicer fees           (10,414,935)    (10,425,631)           10,696           -3.27%        -3.27%        0.00%
Other                             (3,919,744)     (4,900,000)          980,256           -1.23%        -1.54%        0.31%
                               ------------------------------------------------   -----------------------------------------
Sub-total                        (14,334,679)    (15,325,631)          990,952           -4.50%        -4.81%        0.31%

                               ------------------------------------------------   -----------------------------------------
          Total cash expenses    (23,218,480)    (28,098,382)        4,879,902           -7.29%        -8.82%        1.53%
                               ------------------------------------------------   -----------------------------------------

NET CASH COLLECTIONS
Total cash collections            345,727,600     312,698,654       33,028,946          108.57%        98.20%       10.37%
Total cash expenses              (23,218,480)    (28,098,382)        4,879,902           -7.29%        -8.82%        1.53%
Movement in expense account      (12,342,400)               0     (12,342,400)           -3.88%         0.00%       -3.88%
Interest payments               (182,390,325)   (167,289,957)     (15,100,368)          -57.28%       -52.53%       -4.74%
Swap receipts (payments)              342,613    (12,119,441)       12,462,054            0.11%        -3.81%        3.91%

                               ------------------------------------------------   -----------------------------------------
          Total                   128,119,008     105,190,874       22,928,134           40.23%        33.03%        7.20%
                               ------------------------------------------------   -----------------------------------------

Principal payments
A1                                          0               0                0            0.00%         0.00%        0.00%
A2                              (121,432,805)    (98,575,565)     (22,857,240)          -38.13%       -30.96%       -7.18%
B                                 (6,686,203)     (6,615,309)         (70,894)           -2.10%        -2.08%       -0.02%
C                                           0               0                0            0.00%         0.00%        0.00%
D                                           0               0                0            0.00%         0.00%        0.00%
                               ------------------------------------------------   -----------------------------------------
          Total                 (128,119,008)   (105,190,874)     (22,928,134)          -40.23%       -33.03%       -7.20%
                               ------------------------------------------------   -----------------------------------------

Notes:

The line item descriptions below should be read in conjunction with the Actual Cash Flows versus Assumed Case reports provided above.

Lease rentals. Lease rentals refers to gross revenue based on the assumptions in the offering memorandum dated April 21, 1999.

Renegotiated leases. Renegotiated leases refer to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. This can be a permanent reduction over the remaining lease term in exchange for other contractual concessions or a result of seasonal adjustments in the monthly rental amount or timing differences between the assumed case and actual rent payment due dates.

Rental resets. Rental resets are a measure of the gain or loss in rental revenue when new lease rates are different from those assumed in the Assumed Case, including lease rate adjustments for changes in interest rates on floating rate leases, lease extensions or renewals with current lessees at the end of the lease term.

Excess rents at closing. Excess rents at Closing refer to the excess of the actual rental revenue over the anticipated rental revenue under the Assumed Case. AFT received rents from April 29, 1999 forward and pro-rated rental payment from the seller, for rents earned by AFT, but received by the seller(s) prior to the close of AFT.

Contracted lease rentals. Contracted lease rentals represent the current contracted lease rental rollout which equates to the Assumed Case lease rentals less adjustments for renegotiated leases, rental resets and excess rent at closing.

Movement in current arrears balance. Movement in current arrears balance is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as bad debts.

Net stress-related costs. Net stress-related costs is a combination of all the factors which can cause actual lease rentals received to differ from the contracted lease rentals. The Assumed Case estimated net stress-related costs based on a percentage of the sum of the Assumed Case lease rentals and the interest on the lease rentals.

Bad debts. Bad debts are total contracted lease rentals in arrears, net of security deposits drawn down, owed by lessees who have defaulted and which are deemed irrecoverable. Rental arrears from non-accrual lessees are reclassified to Bad Debts when the aircraft is redelivered from the lessee.

Aircraft on ground ("AOG"). AOG is defined as the Assumed Case lease rental lost when an aircraft is off-lease and non-revenue earning.

Other leasing income. Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest.

Net lease rentals. Net lease rentals is contracted lease rentals less any movement in current arrears balance and net stress-related costs.

Interest earned. Interest earned mainly relates to interest received on cash balances held in the collection, expense and certain lessee funded accounts. Cash held in the collection account consists of the cash liquidity reserve amount of $52 million, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The expense account contains cash set aside to pay for expenses which are expected to be payable over the next five months. Lessee funded accounts consist of cash security deposits. In most instances, interest earned from the lessee funded accounts, accrues in favor of AFT.

Net maintenance. Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid. The Assumed Case assumes that, over time, maintenance revenue will equal maintenance expenditures. However, it is unlikely that in any particular note payment period, maintenance revenue will exactly equal maintenance expenses.

Aircraft   operating   expenses.   Aircraft   operating  expenses  includes  all
operational costs related to the leasing of an aircraft including costs of re-leasing, repossession and other overhead costs.

Aircraft servicer fees. Aircraft servicer fees are amounts paid to the aircraft servicer, GE Capital Aviation Services Ltd., in accordance with the terms of the servicing agreement.

Other. Other relates to fees and expenses paid to and for other service providers including the administrative agent, financial advisor, legal advisors, auditors, rating agencies, the trustees, and other selling, general and administrative expenses.

Movement in expense account. Movement in expense account relates to increases or decreases in the accrued expense amounts transferred in or out of the expense account.

Interest payments. Interest payments represent the amount of interest paid on AFT's outstanding classes of Notes issued on May 5, 1999.

Swap receipts (payments). According to the terms of the interest rate swap agreements, AFT pays a fixed rate of interest on the notional amount of the swaps to the counterparty and in turn the counterparty pays AFT a rate of interest on the notional amount based on the one month LIBOR rate, which results in monthly net swap payments paid or received.

III. Description of the Aircraft and Leases

The  following  tables  set forth  details  of the  aircraft  owned by AFT as of
September 30, 2001. See "Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to September 30, 2001.


     The following table identifies the 36 aircraft by type of aircraft.

                                                             % of Aircraft by
                     Type of     Number of                 Appraised Value as of
Manufacturer        Aircraft     Aircraft     Body Type      December 31, 2000
------------        --------     --------     ---------      -----------------
Boeing              B737-300        11        Narrowbody           27.9%
                    B737-400         5        Narrowbody           12.2%
                    B767-200ER       2        Widebody              5.4%
                    B767-300ER       4        Widebody             23.9%

Airbus              A310-300         1        Widebody              2.5%
                    A320-200         7        Narrowbody           18.4%
McDonnell Douglas   DC-10-30         2        Widebody              2.7%
                    MD-83            4        Narrowbody            7.0%
                                    --                            -----
Total                               36                            100.0%

     All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in
Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

     The following table identifies the countries in which the lessees of the 36 aircraft are based, calculated as of September 30, 2001.

                                                             % of Aircraft by
                                              Number of    Appraised Value as of
Country                                       Aircraft       December 31, 2000
-------                                       --------       -----------------
U.K..........................................     7                  21.9%
U.S..........................................     5                  12.9%
Italy........................................     2                   9.1%
Belgium......................................     1                   2.6%
Brazil.......................................     3                   8.0%
Canada.......................................     4                  11.9%
China........................................     2                   5.1%
France.......................................     2                   6.4%
Indonesia....................................     1                   2.6%
India........................................     2                   4.3%
Philippine...................................     1                   2.5%
Spain........................................     3                   5.0%
Ireland......................................     1                   2.7%
Mexico.........................................   1                   2.6%
Switzerland....................................   1                   2.4%
                                                 --                 -----
Total........................................    36                 100.0%

     The following table identifies the regions in which the 36 aircraft are based, calculated as of September 30, 2001.

                                                             % of Aircraft by
                                               Number of   Appraised Value as of
Region                                         Aircraft      December 31, 2000
------                                         --------      -----------------
Developed Markets
     Europe...................................     17                50.1%
     North America............................      9                24.8%
Emerging Markets
     Asia.....................................      6                14.5%
     Latin America............................      4                10.6%
                                                   --               -----
Total.........................................     36               100.0%

     The following table identifies the current lessees of the 36 aircraft, calculated as of September 30, 2001.

                                                             % of Aircraft by
                                               Number of   Appraised Value as of
Lessee                                         Aircraft      December 31, 2000
------                                         --------      -----------------
Air 2000 Limited.............................      1                  7.1%
Airtours International Airways Limited.......      2                  4.7%
America West Airlines, Inc...................      1                  2.7%
Linee Aeree Italiane S.p.A...................      1                  7.1%
British Airways..............................      1                  2.6%
British Midland Airways PLC..................      3                  7.5%
Canadian Airlines International Ltd..........      3                  9.3%
China Eastern Airlines Corporation Limited...      2                  5.1%
City Bird....................................      1                  2.7%
Continental Airlines, Inc....................      2                  2.7%
Eurofly S.p.A................................      1                  1.9%
Frontier Airlines, Inc.......................      1                  2.6%
Garuda Indonesian Airlines, pt...............      1                  2.6%
Jet Airways (India) Limited..................      2                  4.3%
Philippine Airlines..........................      1                  2.5%
Royal Aviation, Inc..........................      1                  2.6%
Spanair S.A..................................      3                  5.0%
Societe de Transport Aerien Regional.........      2                  6.4%
VARIG........................................      3                  8.0%
TWA..........................................      1                  4.9%
Virgin Express S.A. N.V......................      1                  2.7%
EasyJet Switzerland S.A.  ...................      1                  2.4%
Mexicana.....................................      1                  2.6%
                                                  --                -----
Total........................................     36                100.0%

Total Number of Lessees: 23



     The following table lists the 36 aircraft by seat category.

                                                             % of Aircraft by
  Seat                                         Number of   Appraised Value as of
Category          Aircraft Types               Aircraft      December 31, 2000
--------          --------------               --------      -----------------
121-170           B737-300, B737-400, MD-83       20                 47.1%
135-180                            A320-200        7                 18.4%
171-240    A310-300, B767-200ER, B767-300ER        7                 31.8%
240+                               DC-10-30        2                  2.7%
                                                  --                -----
Total                                             36                100.0%

     The  following   table   identifies   the  aircraft  by  year  of  aircraft
manufacture. The weighted average age of the 36 aircraft as of September 30, 2001 is approximately 7.2 years.

                                                             % of Aircraft by
                                               Number of   Appraised Value as of
Year of Manufacture                            Aircraft      December 31, 2000
-------------------                            --------      -----------------
1980........................................       1                  1.2%
1982........................................       1                  1.4%
1986........................................       1                  1.5%
1987........................................       2                  5.4%
1988........................................       1                  2.5%
1989........................................       1                  1.7%
1991........................................       6                 15.9%
1992........................................       4                 11.2%
1993........................................       1                  2.6%
1996........................................       5                 12.9%
1997........................................      10                 26.8%
1998........................................       1                  2.7%
1999........................................       2                 14.2%
                                                  --                -----
Total.......................................      36                100.0%


     Further particulars of the 36 aircraft, calculated as of September 30, 2001, are contained in the table below:

                                                                                                  Date         Appraised
                                                                                                   of         Value as of
             Country in which                         Aircraft           Engine        Serial     Manu-      December 31,
Region       Aircraft is based          Lessee          Type              Type         Number    facture         2000
------       -----------------          ------          ----              ----         ------    -------         ----
Europe (Developed)                                                                                               ($000)
             Belgium             City Bird             B737-400         CFM56-3C1         28491   11/96         $31,153
             France              STAR Airlines         A320-200         CFM56-5B4           737    9/97          38,180
             France              STAR Airlines         A320-200         CFM56-5B4           749    9/97          37,553
             Ireland             Virgin Express        B737-400         CFM56-3C1         28489   11/96          31,237
             Italy               Alitalia              B767-300ER       CF6-80C2B7F       30008    3/99          83,763
             Italy               Eurofly S.p.A.        MD-83            JT8D-219          53199    3/92          22,940
             Spain               Spanair S.A.          MD-83            JT8D-219          49398   11/86          17,390
             Spain               Spanair S.A.          MD-83            JT8D-219          49791    9/89          20,443
             Spain               Spanair S.A.          MD-83            JT8D-219          53198    4/91          21,387
             United Kingdom      Air 2000              B767-300ER       CF6-80C2B7F       29617    3/99          83,807
             United Kingdom      Airtours              A320-200         CFM56-5A3           221    9/91          27,827
             United Kingdom      Airtours              A320-200         CFM56-5A3           222   10/91          27,670
             United Kingdom      British Airways       B737-300         CFM56-3C1         28548   12/97          30,347
             United Kingdom      British Midland       B737-300         CFM56-3C1         28554   12/96          28,673
             United Kingdom      British Midland       B737-300         CFM56-3C1         28557    3/97          29,513
             United Kingdom      British Midland       B737-300         CFM56-3C1         28558    4/97          29,533
             Switzerland         EasyJet Switzerland   B737-300         CFM56-3C1         28333    8/96          28,523
North America (Developed)
             United States       America West          B737-300         CFM56-3C1         28740    6/98          31,750
             United States       Continental           DC-10-30         CF6-50C2          46584    2/80          14,343
             United States       Continental           DC-10-30         CF6-50C2          48292    2/82          17,133
             United States       Frontier Airlines     B737-300         CFM56-3C1         28563    8/97          29,977

                                       13

             United States       TWA                   B767-300ER       PW4060            25403    1/92          58,167
             Canada              Canadian Airlines     A320-200         CFM56-5A1           210    7/91          26,903
             Canada              Canadian Airlines     A320-200         CFM56-5A1           231    9/91          27,487
             Canada              Canadian Airlines     B767-300ER       CF6-80C2B6F       25221    7/91          55,613
             Canada              Royal Aviation        A310-300         CF6-80C2A2          448    2/88          30,033
Asia (Emerging)
             China               China Eastern         B737-300         CFM56-3C1         28561    6/97          29,917
             China               China Eastern         B737-300         CFM56-3C1         28562    7/97          29,987
             India               Jet Airways           B737-400         CFM56-3C1         25663   11/92          25,210
             India               Jet Airways           B737-400         CFM56-3C1         25664   11/92          25,067
             Indonesia           Garuda                B737-400         CFM56-3C1         28490   11/96          30,997
             Philippines         Philippine            B737-300         CFM56-3C1         28559    5/97          29,683
Latin America (Emerging)
             Brazil              VARIG                 B737-300         CFM56-3C1         28564   11/97          30,364
             Brazil              VARIG                 B767-200ER       CF6-80C2B         23805    7/87          32,253
             Brazil              VARIG                 B767-200ER       CF6-80C2B         23806    7/87          31,790
             Mexico              Mexicana              A320-200         V2500-A1            373    1/93          30,790
                                                                                                             ----------
Total                                                                                                        $1,177,403



                                       14